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                                  EXHIBIT 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS



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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Form S-8 Registration Statements (File No. 33-32956, File No. 33-38898, File No. 333-99 and File No. 333-23857) of Digi International Inc. for its Stock Option Plan; Form S-8 Registration Statement (File No. 333-1821) of Digi International Inc. for its Employee Stock Purchase Plan; and Form S-8 Registration Statement (File No. 33-57869) of Digi International Inc. for its Non-Officer Stock Option Plan of our report dated October 28, 1997, with respect to the financial statements of AetherWorks Corporation for the years ended September 30, 1997 and 1996, and the period from February 24, 1993 (inception) to September 30, 1997 included in the Annual Report (Form 10-K/A) of Digi International Inc. for the fiscal year ended September 30, 1998, filed with the Securities and Exchange Commission. .

/s/  Ernst & Young LLP

Minneapolis, Minnesota
August 11, 1999